AMENDMENT NO. 2


     AMENDMENT NO. 2 ("Amendment No. 2") dated as of August 16, 1999 to the Credit Agreement dated as of April 1, 1999 (the "Credit Agreement"), among Express Scripts, Inc.; each of the Subsidiary Guarantors party thereto; each of the Lenders party thereto; Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent; Bankers Trust Company, as Syndication Agent; The First National Bank of Chicago, as Co-Documentation agent; and
Mercantile Bank, N.A., as Co-Documentation agent (capitalized terms not otherwise defined in this Amendment No. 2 have the same meaning assigned to such terms in the Credit Agreement).

                              W I T N E S S E T H :

     WHEREAS, pursuant to Section 10.6 of the Credit Agreement, all of the Lenders hereby agree to amend certain provisions of the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION ONE - Amendment. Section 10.6A of the Credit Agreement shall be amended by deleting the first sentence thereof and replacing it with the following:

     "No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans (but not the date of any scheduled installment of principal); postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of any Letter of Credit; extends the required expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral; releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents (provided, Express Online Inc. (Your.Pharmacy.com) shall be released from the Subsidiary Guaranty executed by it on the Closing Date on such date as the Company shall sell any or all of the capital stock of such Subsidiary Guarantor); or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders; provided, further, that no such amendment, modification, termination, waiver or consent shall increase the Commitments of a Lender over the amount hereof then in effect without the consent of such Lender; provided, further, that if any matter described in the first proviso of this subsection 10.6A relates only to (a) all Term Loans, the approval of all Term Lenders shall be sufficient, (b) Tranche A Term Loans or Tranche B Term Loans, as the case may be, the approval of all of the Lenders of the affected Term Loan shall be sufficient; and (c) a Revolving Loan or Revolving Loan Commitment, the approval of all Revolving Lenders shall be sufficient." SECTION TWO - Conditions to Effectiveness. This Amendment No. 2 shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment No. 2 executed by the Company, the Subsidiary Guarantors and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 2. The effectiveness of this Amendment No. 2 (other than Sections Five and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

     SECTION THREE - Representations and Warranties. In order to induce the Lenders and the Agents to enter into this Amendment No. 2, the Company represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment No. 2, (i) no Default or Event of Default has occurred and is continuing; and (ii) all of the representations and warranties in the Credit Agreement, after giving effect to this Amendment No. 2, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     SECTION FOUR - Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of this Amendment No. 2, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in each of the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 2. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended by this Amendment No. 2, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     SECTION FIVE - Costs, Expenses and Taxes. The Company agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment No. 2 and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel) in accordance with the terms of Section 10.2 of the Credit Agreement. In addition, the Company shall pay or reimburse any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment No. 2 and the other instruments and documents to be delivered hereunder, if any, and agrees to save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION SIX - Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

     SECTION SEVEN - Governing Law. This Amendment No. 2 shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without giving effect to any provisions thereof relating to conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                       EXPRESS SCRIPTS, INC.


                       By:  /s/ George Paz
                              By: George Paz
                              Title: Senior Vice President and
                                        Chief Financial Officer

                       SUBSIDIARY GUARANTORS:


                       DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
                       YOURPHARMACY.COM, INC.
                       ESI/VRX SALES DEVELOPMENT CO.
                       EXPRESS SCRIPTS VISION CORP.
                       HEALTH CARE SERVICES, INC.
                       IVTX, INC.
                       MANAGED PRESCRIPTION NETWORK, INC.
                       MHI, INC.  VALUE HEALTH, INC.
                       VALUERX, INC.
                       VALUERX PHARMACY PROGRAM, INC.


                       By: /s/ George Paz
                         Name: George Paz
                         Title:  Senior Vice President and Chief
                                   Financial Officer


                         as one of the Requisite Lenders
                                  (please type)


ABN Amro Bank, N.V.

By:  /s/ Thomas M. Comfort
     Name: Thomas M. Comfort
     Title:  Vice President

By:  /s/ Mary L. Honda
     Name:  Mary L. Honda
     Title:  Vice President

Bankboston, N.A.

By: /s/ Grace A. Barnett
     Name:  Grace A. Barnett
     Title:  Vice President


Bankers Trust Company

By:  /s/ Mary Jo Jolly
     Name:  Mary Jo Jolly
     Title:  Assistant Vice President


Bank Leumi USA

By:  /s/ Joung Hee Hong
     Name:  Joung Hee Hong
     Title: Vice President

Bank of America, N.A. (formerly known as NationsBank, N.A.)

By:  /s/ Larry J. Gordon
     Name:  Larry J. Gordon
     Title: Vice President

Bank of Hawaii

By:  /s/ Donna R. Parker
     Name:  Donna R. Parker
     Title:  Vice President

Bank of Monteal

By:  /s/ Richard J. McClorey
     Name:  Richard J. McClorey
     Title:  Director

The Bank of New York

By:  /s/ David G. Shedd
     Name:  David G. Shedd
     Title:  Vice President

Banque Nationale de Paris

By:  /s/ Arnaud Collin du Bocage
     Name: Arnaud Collin du Bocage
     Title: Executive Vice President and General Manager
               Chicago Branch

Bayerische Hypo-Und Vereinsbank AG, New York Branch

By:  /s/ Erich Ebner von Eschenbach
     Name: Erich Ebner von Eschenbach
     Title: Managing Director

By:  /s/ Steven Simons
     Name: Steven Simons
     Title:  Associate Director

City National Bank

By:  /s/ Patrick Cassidy
     Name:  Patrick Cassidy
     Title:  Vice President

Credit Agricole Indosuez

By:  /s/ Raymond A. Falkenberg
     Name:  Raymond A. Falkenberg
     Title:  Vice President, Manager

By:  /s/ Sarah U. Johnson
     Name:  Sarah U. Johnson
     Title:  Senior Relationship Manager

Credit Suisse First Boston

by:  /s/ Todd C. Morgan
     Name:  Todd C. Morgan
     Title:  Director

By:  /s/ Kristin Lepri
     Name:  Kristin Lepri
     Title:  Associate

Erste Bank Der Oesterreichischen Sparkassen AG

By:  /s/ Rima Terradista
     Name:  Rima Terradista
     Title:  Vice President

By:  /s/ David Manheim
     Name:  David Manheim
     Title:  Assistant Vice President

The First National Bank of Chicago

By:  /s/ Christopher C. Cavaiani
     Name:  Christopher c. Cavaiani
     Title:  Vice President

Fleet National Bank

By:  /s/ Lori H. Jou
     Name:  Lori H. Jou
     Title:  Assistant Vice President

The Fuji Bank, Limited

By:  /s/ Peter L. Chinnici
     Name:  Peter L. Chinnici
     Title:  Senior Vice President and Group Head

Heller Financial, Inc.

By:  /s/ Sheila C. Weimer
     Name:  Sheila C. Weimer
     Title:  Vice President

Mellon Bank, N.A.

By:  /s/ Louis E. Flori
     Name:  Louis E. Flori
     Title:  Vice President

Mercantile Bank N.A.

By:  /s/ Mary Ann Lemonds
     Name:  Mary Ann Lemonds
     Title:  Vice President

Michigan National Bank

By:  /s/ Draga Palincas
     Name: Draga Palincas
     Title:  Commercial Relationship Manager

National City Bank

By:  /s/ Joseph D. Robison
     Name:  Joseph D. Robison
     Title:  Vice President

Paribas

By:  /s/ Russell Pomerantz
     Name:  Russell Pomerantz
     Title:  Director

By:  /s/ Brett Mehlman
     Name:  Brett Mehlman
     Title:  Director

Senior Debt Portfolio
By:  Boston Management and Research as Investment Advisor

By:  /s/ Payson F. Swaffield
     Name:  Payson F. Swaffield
     Title:  Vice President

Textron Financial Corporation

By:  /s/ R. Rodney Weaver
     Name:  R. Rodney Weaver
     Title:  Vice President

UBS AG, Stamford Branch

By:  /s/ Gregory Raue
     Name:  Gregory Raue
     Title:  Director

By:  /s/ Robert H. Riley III
     Name:  Robert H. Riley III
     Title:  Executive Director

Union Bank of California

By:  /s/ Virginia Hart
     Name:  Virginia Hart
     Title:  Vice President